PCI RETAILER AGREEMENT

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VENDOR:                                           RETAILER: Tosco Marketing Co.
PREMIUM CIGARS INTERNATIONAL, LTD.                Circle K
11259 East Via Linda, Suite #100-102                   *
602-657-0200 (Office) 602-661-6026 (Facsimile)         *
800-PCI-1001 (Toll Free)
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Effective Date: August 25, 1997

         1. TERM OF AGREEMENT. The initial term of this Agreement shall be for one (1) calendar year from the Effective Date (the "First Term"). This Agreement shall automatically renew at the expiration of the First Term for up to three
(3) additional one (1) year terms (each an "Additional Term") unless either party, at least thirty (30) calendar days prior to the end of the then existing First Term or Additional Term, gives written notice to the other party that this Agreement shall not renew. Notwithstanding the forgoing, either party may terminate this Agreement at any time upon one hundred twenty (120) days prior written notice to the other party of such termination.

         2. GENERAL RETAILER OBLIGATIONS. Retailer agrees to use its standard business practices to actively promote, in lawful ways, the marketing and sale of Vendor's products (the "Vendor Products") to customers at each retail location of Retailer listed on exhibit "A" attached hereto (each a "Retail Location"). Retailer shall conduct its operations at each Retail Location in a manner which shall not reflect adversely upon the reputation, quality or credibility of Vendor or the Vendor Products and shall comply with all applicable federal, territorial, state and local laws and regulations in performing its duties hereunder. Furthermore, in the event that Retailer becomes aware of any material complaints, charges or claims concerning Vendor or the Vendor Products, Retailer shall notify Vendor of such complaints, charges or claims. If requested by Vendor, Retailer shall consult with Vendor regarding mutually agreeable actions to be taken by Retailer regarding any such complaints, charges or claims.

         3. CONTACT PERSON. Retailer shall provide Vendor with the name and phone number of the person responsible for communications with Vendor regarding this Agreement. At the request of Vendor, Retailer shall provide Vendor with any changes to the name or phone number of such person after the occurrence of such changes.

         4. HUMIDORS. All Vendor Products shall only be displayed in and sold from humidors or other display units (each a "Vendor Humidor" and collectively "Vendor Humidors") provided or sold to Retailer by Vendor or an authorized distributor of Vendor Products (a "Vendor Distributor") pursuant to this Agreement. Either Vendor or a Vendor Distributor shall provide Retailer with the Vendor Humidors required for the sale of Vendor Products at each Retail Location. Neither Vendor nor the Vendor Distributor shall charge Retailer for the first Vendor Humidor required for each display position at a Retail Location (each a "First Vendor Humidor" and collectively "First Vendor Humidors"). Retailer shall be responsible for the care of all Vendor Humidors placed in or at a Retail Location. Any damaged (except by normal wear and tear), lost or stolen Vendor Humidors shall be repaired or replaced by Vendor or a Vendor Distributor, with the cost of any such repairs or replacements being charged to and paid by Retailer. The cost to Retailer for the replacement of a

* Confidential portions omitted and filed separately with the Commission.

Vendor Humidor shall be prorated to the Retailer based upon * schedule of PCI's cost as set forth in Exhibit "A" attached hereto and hereby incorporated by reference. Any repair or replacement of a Vendor Humidor due to manufacturing defects or normal wear and tear shall be made by Vendor or a Vendor Distributor at no charge or cost to Retailer.

         5. HUMIDOR PLACEMENT. Retailer agrees to have at least one (1) Vendor Humidor prominently displayed at each Retail Location in full view of a primary traffic location.

         6. PRODUCTS AND DISPLAYS: OWNERSHIP. Only Vendor Products may be placed in or on Vendor Humidors or sold in, on, or from Vendor Humidors. Retailer and each Retail Location shall display only such labels, displays or signs in or on the Vendor Humidors as are mutually agreeable to Vendor and Retailer. All Vendor Humidors provided to Retailer pursuant to this Agreement, including replacements for damaged, lost or stolen Vendor Humidors, shall be and shall remain the property of Vendor. Upon the termination of this Agreement for any reason, Retailer shall return to Vendor, within thirty (30) calendar days of such termination, all Vendor Humidors provided to Retailer pursuant to this Agreement. Any and all costs of the return of Vendor Humidors pursuant to this
Section 6 shall be paid by Vendor.

         7. PAYMENT. Retailer shall pay for all Vendor Products placed in a Vendor Humidor at each Retail Location. Such payment shall be made on the following terms: * otherwise.

         8. WARRANTIES AND REPRESENTATIONS. As of the date of this Agreement, each party represents and warrants that: (i) it holds all necessary federal, state and local licenses and permits required for the sale, distribution and marketing of Vendor Products to customers in accordance with applicable law (the "Required Permits"); (ii) there are no actions or proceedings pending or contemplated within its knowledge that would in any way jeopardize any Required Permits; (iii) it is in good standing under the laws of the state in which it is located, has all requisite corporate or organizational authority required to perform its obligations under this Agreement and has taken all corporate or organizational actions required for the performance of its obligations under this Agreement and (iv) its performance of its obligations under this Agreement will not violate any agreement or contract to which it is a party. Each party agrees to use commercially reasonable efforts to ensure that the above representations and warranties shall remain true throughout the term of this Agreement and will notify the other party, in writing, of any material changes of the above conditions.

         9. POLICIES AND PROCEDURES. Any and all marketing or sales materials related to the Vendor Products shall be mutually agreeable to Vendor and
Retailer and, if Vendor notifies Retailer that any such materials are objectionable to Vendor, then Retailer shall work with Vendor to reasonably resolve such objections to the mutual satisfaction of both Vendor and Retailer. Retailer shall not make false or misleading representations or claims with respect to Vendor or the Vendor Products. Retailer shall also refrain from communicating, as being binding on Vendor, any representations, guarantees or warranties with respect to the Vendor Products, except as expressly authorized by Vendor in writing or are set forth in written materials provided by Vendor.

         10. INDEPENDENT CONTRACTOR. Vendor and Retailer specifically agree that for all purposes hereunder, Retailer is, and shall be deemed to be, an independent contractor. Neither Retailer nor Retailer's employees, agents or representatives shall be deemed to be employees, agents

* Confidential portions omitted and filed separately with the Commission.

or representatives of Vendor, nor shall any of them have the power to enter into any contract, agreement or obligation on behalf of Vendor or to otherwise legally bind Vendor in any way, nor enlarge upon or extend any warranty or representation regarding Vendor Products beyond that made by Vendor or the manufacturer of such products. Retailer shall be responsible for obtaining and paying for any and all costs, bonds, insurance and licenses required for Retailer's distribution, sale and marketing of the Vendor Products. Retailer shall also be further responsible for the collection, payment and reporting of any and all taxes required to be paid and/or reported by Retailer by any federal, state, territorial or local government including, but not limited to, any and all sales, use, employee, withholding and valued added taxes. Notwithstanding the foregoing, Vendor shall be responsible for paying tobacco taxes required by any federal, state, territorial or local government to be paid on or for the Vendor Products.

         11. RELATED PRODUCTS. During the term of this Agreement and any other period that Retailer sells or markets the Vendor Products, Retailer hereby agrees not to sell or market, either directly or indirectly, any cigars or cigar products, other than the Vendor Products, in, on or from humidors.

         12. INDEMNIFICATION. Each party agrees to and does hereby fully indemnify and hold harmless the other party and any of the other party's affiliates, successors, assigns, officers, directors, shareholders, employees, and agents (the "Indemnified Parties"), from and against any and all losses, damages, liabilities, obligations, judgments, settlements, costs and other expenses incurred or suffered by the Indemnified Parties by reason of the assertion of any claim or the institution of any litigation against them during the term of the Agreement or subsequent to its expiration or termination, which is directly or indirectly based upon or related to any acts or omissions of such party (the "Indemnifying Party") or the Indemnifying Party's employees or agents, or which are directly or indirectly based upon or related to any breach of the Agreement by the Indemnifying Party. The Indemnifying Party shall assume the defense, at its sole expense, of any claim or litigation as to which it has an indemnification obligation hereunder. If the Indemnifying Party fails to do so, the Indemnified Parties shall have the right to assume their own defense, and the Indemnifying Party shall be obligated to reimburse the Indemnified Parties for any and all reasonable expenses (including, but not limited to, attorneys' fees) incurred in the defense of such claim or litigation, in addition to the Indemnifying Party's other indemnity obligations hereunder. Notwithstanding the foregoing, Vendor shall neither be responsible nor indemnify Retailer for any liability resulting from or related to the Vendor Products that is caused by, based on or related to any spoilage, damage or other modification of the Vendor Products related to or resulting from the acts of or omissions of Retailer or Retailer's employees, agents, contractors or affiliates.

         13. PRODUCT WARRANTIES. Vendor warrants that, prior to and at the time of delivery of Vendor Products to Retailer, all Vendor Products shall be merchantable for their intended use and shall be in compliance with all applicable state and federal laws and regulations. Any and all other warranties, whether implied, express or arising pursuant to applicable law and relating to the Vendor Products, are hereby disclaimed to the maximum extent possible under applicable law. Furthermore, Vendor shall not be liable to Retailer for any loss of profit or any indirect, special, incidental or consequential damages in connection with or arising from the Vendor Products unless advised in writing of the possibility of such damages prior to or at the time of the ordering by Retailer of such Vendor Products.

* Confidential portions omitted and filed separately with the Commission.

         14. GOODWILL. Retailer agrees that it neither has, nor will acquire, any vested or proprietary right or interest with respect to the marketing and sale of Vendor Products, and that any such goodwill created or increased during the term of this Agreement shall be considered the property of Vendor.

         15. AGREEMENT TO PERFORM NECESSARY ACTS. Each party to this Agreement agrees to perform any further acts reasonably required under the terms of this Agreement and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement. This Agreement, together with any exhibits, schedules and other documents contemplated hereby, constitute the final written expression of all of the agreements between the parties, and is a complete and exclusive statement of those terms. It supersedes all understandings and negotiations concerning the matters specified herein. Any representations, promises, warranties or statements made by any party that differ in any way from the terms of this written Agreement, and the exhibits, schedules and other documents contemplated hereby, shall be given no force or effect.

         16. CONFIDENTIALITY. Other than to their accountants and lawyers or as otherwise required by applicable law or for their performance of their obligations under this Agreement, the parties agree, during the term of this Agreement and for a period not to exceed two (2) years thereafter, not to (i) publicly announce or disclose the terms of this Agreement or (ii) directly or indirectly issue or permit the issuance of any publicity whatsoever regarding the existence or terms of this Agreement.

         17. GOVERNING LAW: ATTORNEY'S FEES. This Agreement has been made and entered into in the State of Arizona and shall be construed in accordance with the laws of the State of Arizona, United States of America, excluding its choice of law provisions. The parties agree that the Courts of Arizona, including Maricopa County, Arizona Superior Court shall be the proper and exclusive forum for any action relating to a dispute between the parties arising out of, or related to, this Agreement. Each party consents to the in personam jurisdiction of said court. The prevailing party in any dispute arising under this Agreement shall be entitled to receive its costs, fees, and expenses, including attorneys' fees. Reasonable attorneys' fees shall be determined by the court and not a jury.

         18. SURVIVAL. Any obligation or agreement herein which has not been or cannot be fully performed prior to the termination or expiration of this Agreement, including, but not limited to, the provisions of Sections 1 1 and 12 above, shall survive such termination or expiration.

         19. NOTICES. The service of any notice provided for in this Agreement shall be complete and effective on the date such notice is placed in the United States Mail, certified or registered with return receipt requested, postage prepaid, and addressed to the respective parties as first written above.

         20. SECTION HEADINGS. The section headings contained in this Agreement are for convenience only and shall in no manner be construed as a part of this Agreement.

         21. SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such

* Confidential portions omitted and filed separately with the Commission.

invalidity,   illegality,   or  unenforceability  shall  not  affect  any  other
provision, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been included in the Agreement.

         22. BINDING ON SUCCESSORS AND ASSIGNS. Subject to the provisions herein, all covenants and agreements in this Agreement shall extend to and be binding upon the heirs, legal representatives, successors and assigns of the respective parties hereto.

         IN WITNESS WHEREOF the parties hereby agree to the above and execute this Agreements as of the Effective Date.

"Vendor"                                     "Retailer"
Premium Cigars International, Ltd.


By:      /s/ Steven Lambrecht           By:   /s/  *
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Its:      C.E.O.                                Its:      [authorized officer]
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* Confidential portions omitted and filed
separately with the Commission.

EXHIBIT "A"


* Confidential portions omitted and filed separately with the Commission.